Exhibit 99.1

NEWS	Contact: Blake McCarthy (713) 815-3535

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO Reports third quarter 2019 Results

HOUSTON, TX, October 28, 2019 — National Oilwell Varco, Inc. (NYSE: NOV) today reported third quarter 2019 revenues of $2.13 billion, compared to $2.13 billion for the second quarter of 2019 and $2.15 billion for the third quarter of 2018. Net loss for the third quarter of 2019 was $244 million, which included non-cash, pre-tax charges (“other items”, see Other Corporate Items for additional detail) of $314 million. Adjusted EBITDA (operating profit excluding depreciation, amortization, and other items) increased $67 million sequentially to $262 million, or 12.3 percent of sales.

“In the third quarter, adjusted EBITDA improved significantly relative to second quarter results due to accelerating cost reductions, a favorable revenue shift towards higher-margin offshore and aftermarket businesses, and positive project close-out variances,” commented Clay Williams, Chairman, President, and CEO. “While third quarter revenue was essentially flat with the prior quarter, margins improved as sales growth in international and offshore markets helped offset sequential declines from North American operations where our customers are reducing their spending.”

“We were also pleased to see NOV post its strongest cash flow quarter in more than three years, as our concerted efforts to more efficiently manage working capital are making an impact. Overall, NOV’s unique strategic position within oil and gas, including its broad geographic and product diversity, its market leadership, and its large installed base, contributed to its improving results in the third quarter. As our industry battles deep cyclicality and divergent market conditions, the Company remains committed to improving its financial returns while also helping our customers improve the efficiency, environmental performance and safety of their operations.”

Wellbore Technologies

Wellbore Technologies generated revenues of $793 million in the third quarter of 2019, a decrease of seven percent from the second quarter of 2019 and a decrease of six percent from the third quarter of 2018. Softening demand for the segment’s short-cycle products and services in a contracting North American market, coupled with reduced drillpipe deliveries, drove the sequential revenue decline. Operating profit was $42 million and included $41 million of other items. Adjusted EBITDA was $133 million, or 16.8 percent of sales, as the benefits of the segment’s cost-savings initiatives helped limit decremental leverage (the change in adjusted EBITDA divided by the change in revenue) to 2%.

Completion & Production Solutions

Completion & Production Solutions generated revenues of $728 million in the third quarter of 2019, an increase of 10 percent from the second quarter of 2019 and a decrease of one percent from the third quarter of 2018. The second straight quarter of double-digit top-line improvement was driven by increased shipments of fiberglass pipe, processing equipment, and subsea flexible pipe, predominantly for international and offshore markets. Operating loss was $24 million and included $79 million in other items. Adjusted EBITDA increased 58 percent sequentially to $82 million, or 11.3 percent of sales, as realized cost-cutting benefits were boosted by favorable project closures and improved absorption in eastern hemisphere facilities. Sequential Adjusted EBITDA leverage was 46%.

New orders booked during the quarter totaled $535 million, representing a book-to-bill of 124 percent when compared to the $431 million of orders shipped from backlog. At September 30, 2019, backlog for capital equipment orders for Completion & Production Solutions was $1.30 billion.

Rig Technologies

Rig Technologies generated revenues of $649 million in the third quarter of 2019, a decrease of three percent from the second quarter of 2019 and an increase of two percent from the third quarter of 2018. Incremental contributions from the segment’s Aftermarket business, which continues to benefit from improved offshore rig tendering activity, were more than offset by a decline in capital equipment sales into the North American land market during the quarter. Operating loss was $110 million and included $194 million of other items. Adjusted EBITDA increased 42 percent sequentially to $105 million, or 16.2 percent of sales, benefiting from positive project closeout variances, a more favorable shift in product mix, and strong progress on cost savings initiatives.

New orders booked during the quarter totaled $221 million, representing a book-to-bill of 90 percent when compared to the $246 million of orders shipped from backlog. At September 30, 2019, backlog for capital equipment orders for Rig Technologies was $3.14 billion.

Other Corporate Items

During the third quarter, the Company recognized $314 million in restructuring charges, primarily due to inventory reserves and severance accruals. See reconciliation of Adjusted EBITDA to Net Income.

As of September 30, 2019, the Company had total debt of $2.48 billion, with $3.00 billion available on its revolving credit facility, and $1.31 billion in cash and cash equivalents.

Significant Achievements

NOV was awarded the equipment package and design orders for one of the world’s largest offshore wind turbine installation vessels by Shimizu Corporation in Japan. This award marks the second wind turbine installation vessel equipment booking in as many quarters, further solidifying NOV as the leading global supplier of offshore wind power installation equipment. The vessel will also incorporate a proprietary 2,500-ton telescopic leg crane, which was designed specifically for the offshore wind market to provide a unique combination of high-elevation hoisting and heavy-load capability for turbine and foundation installation. Japan Marine United shipyard will carry out the construction of the unit, which will be delivered in late 2022.

NOV announced a contract award by a joint venture between Shapoorji Palloonji Oil and Gas and Bumi Armada Berhad for the Company’s submerged turret production (STP™) system. The STP system will be used for an FPSO vessel that will be deployed on the East Coast of India. The STP system is a unique, innovative, and flexible turret mooring system for FPSOs. The STP swivel, which is mounted on top of the turret buoy, transfers oil, water, gas, signals, and power from the geostationary riser system to the piping and cabling system of the freely weather-vaning production vessel.

NOV secured the first orders for the QuickLatch™ wireline wellhead connection systems from a major operator in China. The customized wellhead connections and control modules were specified to suit the unique requirements of the Chinese market and will be used during wireline services on pump-down and perforating frac operations in the Changqing and Xinjiang gas fields in Northern China. Delivery of the first two sets will be Q1 2020.

NOV received an award from a drilling contractor in the Middle East to outfit 21 rigs with the Company’s VSM™ 300 shale shaker. Recent drilling projects in the Middle East have seen efficiency and solids control effectiveness become even more vital to project success, necessitating upgrades in shale shaker performance. The BRANDT VSM 300, which was the world’s first balanced, elliptical-motion, low-profile cascade shaker, delivers an increase in capacity through unique vibratory motion and screen deck layouts.

NOV acquired Denali, Inc., a leader in fiberglass-reinforced plastic (FRP) products with more than 50 years of experience providing highly engineered, lightweight, corrosion-resistant equipment and services to the petroleum, chemical, power generation, and water markets. Denali’s largest business, Containment Solutions, Inc. (CSI), primarily manufactures large, underground FRP tanks used to store fuel at gasoline stations across North America. In addition to CSI, other powerful brands in the Denali portfolio include Ershigs, Belco, Fabricated Plastic, Plasti-Fab, and Fibra, all of which will be integrated into NOV’s Fiber Glass Systems business unit.

NOV introduced the Falcon™ series drill bit to Middle East and North Africa markets in Q3, with the design already seeing remarkable success in Saudi Arabia. In one project, the 8½-in. Falcon bit drilled the build section from 0 to 90°, starting at 3,175 to 6,358 ft, across multiple formations with interbedded lithology of carbonates and anhydrite. The Falcon bit achieved the highest ROP in the build section for the entire Abu-Jifan field with ROP of 50.13 ft/hr. This ROP was 44.3% faster than the ROP of the average top runs, and the bit was pulled in excellent condition. In an offshore application, a 6⅛-in. Falcon series bit was run on an RSS assembly to drill the 6⅛-in. lateral section. The bit delivered significant improvements in ROP in the targeted section, setting a field ROP record with a 35.3% improvement over the previous record holder and completing the section in one bit run.

NOV successfully deployed its VectorZIEL rotary steerable systems (RSS) tools into Latin America for the first time. A VectorZIEL 800 tool was used to drill a 3500-m, S-shaped, 12¼-in. section in Mexico. The tool delivered on the customer’s directional objectives across the section, which exceeded 250 hours downhole. Additionally, the company delivered multiple VectorZIEL RSS tools to a customer in Russia, allowing them to expand their business and meet the growing demand for this technology in the country.

NOV shipped its first managed-pressure-drilling (MPD) package into Egypt to an established customer. The MPD package includes a 5000S MPD choke manifold as well as an MPD control system. After operations commence in the third quarter, the Company will also provide the customer with training.

NOV’s SelectShift™ downhole adjustable motor helped a major independent operator improve drilling times and reduce bit repair costs in West Texas, proving the ability of the SelectShift™ motor to seamlessly shift between drilling modes can meaningfully extend bit life in the region. The operator used the motor in a challenging intermediate section with rough zones of abrasive formations from 6,000 to 9,000 ft where bits were previously damaged beyond repair almost half the time. The SelectShift™ motor allowed the operator to drill in bent mode before quickly shifting to straight mode to drill through the roughest portions of the zone. In doing so, the SelectShift™ motor helped the operator significantly reduce bit damage and improved their ability to drill further in a single run relative to what they experienced in offset wells.

Third Quarter Earnings Conference Call

NOV will hold a conference call to discuss its third quarter 2019 results on October 29, 2019 at 10:00 AM Central Time (11:00 AM Eastern Time). The call will be broadcast simultaneously at www.nov.com/investors. A replay will be available on the website for 30 days.

About NOV

National Oilwell Varco (NYSE: NOV) is a leading provider of technology, equipment, and services to the global oil and gas industry that supports customers’ full-field drilling, completion, and production needs. Since 1862, NOV has pioneered innovations that improve the cost-effectiveness, efficiency, safety, and environmental impact of oil and gas operations. NOV powers the industry that powers the world.

Visit www.nov.com for more information.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from the actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Certain prior period amounts have been reclassified in this press release to be consistent with current period presentation.

CONTACT:

Blake McCarthy

Vice President, Corporate Development and Investor Relations

(713) 815-3535

Blake.McCarthy@nov.com

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS) (Unaudited)

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019	2018
Revenue:
Wellbore Technologies	$793	$847	$850	$2,450	$2,351
Completion & Production Solutions	728	735	663	1,972	2,143
Rig Technologies	649	637	671	1,923	1,771
Eliminations	(44)	(65)	(52)	(147)	(210)
Total revenue	2,126	2,154	2,132	6,198	6,055
Gross profit	151	393	62	469	1,035
Gross profit %	7.1%	18.2%	2.9%	7.6%	17.1%

Selling, general, and administrative	293	320	417	1,014	911
Long-lived asset impairment	12	—	5,373	5,385	—
Operating profit (loss)	(154)	73	(5,728)	(5,930)	124
Interest and financial costs	(25)	(24)	(25)	(75)	(71)
Interest income	4	6	6	16	18
Equity income (loss) in unconsolidated affiliates	(4)	(2)	(2)	(6)	(1)
Other income (expense), net	(10)	(20)	(8)	(36)	(70)
Income (loss) before income taxes	(189)	33	(5,757)	(6,031)	—
Provision (benefit) for income taxes	60	29	(373)	(323)	37
Net income (loss)	(249)	4	(5,384)	(5,708)	(37)
Net (income) loss attributable to noncontrolling interests	(5)	3	5	2	6
Net income (loss) attributable to Company	$(244)	$1	$(5,389)	$(5,710)	$(43)
Per share data:
Basic	$(0.64)	$0.00	$(14.11)	$(14.95)	$(0.11)
Diluted	$(0.64)	$0.00	$(14.11)	$(14.95)	$(0.11)
Weighted average shares outstanding:
Basic	382	379	382	382	378
Diluted	382	383	382	382	378

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$1,313	$1,427
Receivables, net	1,799	2,101
Inventories, net	2,537	2,986
Contract assets	615	565
Other current assets	251	200
Total current assets	6,515	7,279

Property, plant and equipment, net	2,361	2,797
Lease right-of-use assets	673	—
Goodwill and intangibles, net	4,102	9,284
Other assets	354	436
Total assets	$14,005	$19,796

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$716	$722
Accrued liabilities	983	1,088
Contract liabilities	455	458
Current portion of lease liabilities	113	7
Accrued income taxes	9	66
Total current liabilities	2,276	2,341

Lease liabilities	673	222
Long-term debt	2,484	2,482
Other liabilities	443	862
Total liabilities	5,876	5,907

Total stockholders’ equity	8,129	13,889
Total liabilities and stockholders’ equity	$14,005	$19,796

The Company adopted ASC 842, Leases, effective January 1, 2019 resulting in the addition of $590 million in assets and liabilities on the Company’s consolidated balance sheet.

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	Nine Months Ended
	September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(5,708)	$(37)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	433	519
Long-lived asset impairment	5,385	—
Working capital and other operating items, net	131	(182)
Net cash provided by operating activities	241	300

Cash flows from investing activities:
Purchases of property, plant and equipment	(166)	(173)
Business acquisitions, net of cash acquired	(180)	(280)
Other	78	61
Net cash used in investing activities	(268)	(392)

Cash flows from financing activities:
Cash dividends paid	(58)	(57)
Other	(15)	45
Net cash used in financing activities	(73)	(12)
Effect of exchange rates on cash	(14)	(40)
Decrease in cash and cash equivalents	(114)	(144)
Cash and cash equivalents, beginning of period	1,427	1,437
Cash and cash equivalents, end of period	$1,313	$1,293

NATIONAL OILWELL VARCO, INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS) (Unaudited)

(In millions)

The Company discloses Adjusted EBITDA (defined as Operating Profit excluding Depreciation, Amortization and, when applicable, Other Items) in its periodic earnings press releases and other public disclosures to provide investors additional information about the results of ongoing operations. The Company uses Adjusted EBITDA internally to evaluate and manage the business. Adjusted EBITDA is not intended to replace GAAP financial measures, such as Net Income. Other items include impairment charges, inventory charges, severance accruals, and other restructuring costs.

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2019	2018	2019	2019	2018
Operating profit (loss):
Wellbore Technologies	$42	$40	$(3,295)	$(3,234)	$90
Completion & Production Solutions	(24)	46	(1,932)	(1,991)	102
Rig Technologies	(110)	58	(422)	(501)	138
Eliminations and corporate costs	(62)	(71)	(79)	(204)	(206)
Total operating profit (loss)	$(154)	$73	$(5,728)	$(5,930)	$124

Other items:
Wellbore Technologies	$41	$—	$3,345	$3,384	$(3)
Completion & Production Solutions	79	—	1,939	2,029	3
Rig Technologies	194	—	474	670	6
Corporate	—	—	11	11	(18)
Total other items	$314	$—	$5,769	$6,094	$(12)

Depreciation & amortization:
Wellbore Technologies	$50	$95	$84	$234	$284
Completion & Production Solutions	27	53	45	124	161
Rig Technologies	21	20	22	66	63
Corporate	4	4	3	9	11
Total depreciation & amortization	$102	$172	$154	$433	$519

Adjusted EBITDA:
Wellbore Technologies	$133	$135	$134	$384	$371
Completion & Production Solutions	82	99	52	162	266
Rig Technologies	105	78	74	235	207
Eliminations and corporate costs	(58)	(67)	(65)	(184)	(213)
Total Adjusted EBITDA	$262	$245	$195	$597	$631

Reconciliation of Adjusted EBITDA:
GAAP net income (loss) attributable to Company	$(244)	$1	$(5,389)	$(5,710)	$(43)
Noncontrolling interests	(5)	3	5	2	6
Provision (benefit) for income taxes	60	29	(373)	(323)	37
Interest expense	25	24	25	75	71
Interest income	(4)	(6)	(6)	(16)	(18)
Equity (income) loss in unconsolidated affiliate	4	2	2	6	1
Other (income) expense, net	10	20	8	36	70
Depreciation and amortization	102	172	154	433	519
Other items	314	—	5,769	6,094	(12)
Total Adjusted EBITDA	$262	$245	$195	$597	$631